Exhibit 99.3

Velocity Express Receives Management Buyout Offer

WESTPORT, Conn. March 19, 2009 — Velocity Express Corporation (NASDAQ: VEXP), the nation’s largest provider of time definite regional delivery solutions, announced that it has received an offer to purchase certain assets, and assume certain liabilities of the Company from a management buyout group led by Mr. Vincent A. Wasik, Velocity’s Chairman and Chief Executive Officer, and backed by Mr. Wasik’s private equity firm MCG Global, LLC. The Management Buyout Group intends to make equity in the Company available to approximately 50 members of management in sales, operations, workforce management, information technology and finance if its proposal is accepted, including Vincent A. Wasik, Chief Executive Officer; Edward W. Stone, Chief Financial Officer; Jeffery Hendrickson, President and Chief Operating Officer; Andrew Kronick, Executive Vice President; Kay Durbin, Executive Vice President Workforce Management, Alexander Paluch, Chief Technology Officer and Mark Carlesimo, General Counsel.

The holders of the Company’s Senior Notes required, as a condition to their consent to the new Burdale revolving credit facility, that the Company initiate a process to attempt to sell the Company or all or substantially all of its assets or Senior Notes. To begin to satisfy its obligations under that covenant, the Company appointed a special board committee of independent directors. The Committee engaged the firm Scura, Rise & Partners Securities, LLC to act as exclusive financial advisor to the Committee to assist it in attempting to effectuate a Transaction. The Committee has also engaged independent legal counsel to assist in its work.

Management has stated that its offer will remain open until June 12, 2009. Other parties will have an opportunity to submit offers to purchase the Company with the complete cooperation of management. There can be no assurance that any agreement will result from the Committee’s evaluation of the proposal by the management buyout group nor whether there will be any other offers, nor whether any sale will be completed.

About Velocity Express

Velocity Express has one of the largest time definite nationwide delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system.

Forward Looking Statements

Certain statements in this press release, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance that are not historical facts, as well as management’s expectations, beliefs, plans, objectives, assumptions and projections about future events or future performance, are forward looking statements within the meaning of these laws. Forward-looking statements include statements that are preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” or similar expressions. These statements are based on beliefs and assumptions of the Company’s management, which in turn are based on currently available information. These assumptions could prove inaccurate.

Forward-looking statements are also affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or predict. Such factors include, but are not limited to the risks identified in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K as amended for the year ended June 28, 2008. as well as in the other documents that the Company files from time to time with the Securities and Exchange Commission. Management believes that the forward-looking statements contained in this release are reasonable; however, undue reliance should not be placed on any forward-looking statements contained herein, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to publicly update any of them in light of new information or future events.

Contact:

Velocity Express Corporation

Edward W. (Ted) Stone, CFO

203-349-4199

tstone@velocityexp.com

or

Institutional Marketing Services (IMS)

John G. Nesbett/Jennifer Belodeau

203-972-9200

jnesbett@institutionalms.com